Exhibit (h)(22) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

Schedule A

to Transfer Agent and Service Agreement

dated July 1, 2004

(Revised as of September 1, 2016)

Contract Effective Date:	Fund Name:	Series Name (if applicable)	TA Codes

7/1/04	Capital Preservation Fund		004, 025, 026, 027, 035, 040
7/1/04	Federated Adjustable Rate Securities Fund		096, 099
Federated Core Trust:
3/21/16		Emerging Markets Core Fund	812
8/16/10		Federated Bank Loan Core Fund	850
7/1/04		Federated Mortgage Core Portfolio	938
7/1/04		High Yield Bond Portfolio	871
7/1/04
Federated Core Trust III:
3/1/08		Federated Project and Trade Finance Core Fund	148
Federated Equity Funds:
7/1/04		Federated Absolute Return Fund	257, 258, 259, 340
12/1/08		Federated Clover Small Value Fund	639, 658, 659, 670, 539
12/1/08		Federated Clover Value Fund	586, 587, 589, 591, 597
9/1/10		Federated Emerging Markets Equity Fund	356
3/1/07		Federated InterContinental Fund	169, 172, 173, 176, 177, 190
3/1/08		Federated International Strategic Value Dividend Fund	432, 433, 434
7/1/04		Federated Kaufmann Fund	066, 067, 070, 074
9/17/07		Federated Kaufmann Large Cap Fund	352, 353, 354, 355, 401
7/1/04		Federated Kaufmann Small Cap Fund	154, 757, 758, 759,163
7/1/04		Federated MDT Mid-Cap Growth Strategies Fund	649, 650, 656, 677, 679
9/1/13		Federated Managed Risk Fund	471, 538
9/1/14		Federated Managed Volatility Fund	268, 270, 272
9/1/08		Federated Prudent Bear Fund	409, 415, 418
12/1/04		Federated Strategic Value Dividend Fund	661, 662, 663, 251
7/1/04	Federated Equity Income Fund, Inc.		034, 241, 304, 326, 629, 849
Federated Fixed Income Securities, Inc.
7/1/04		Federated Municipal Ultrashort Fund	253, 254
7/1/04		Federated Strategic Income Fund	381, 382, 383, 652, 653
6/1/08	Federated Global Allocation Fund		011, 373, 608, 879, 894, 232
7/1/04	Federated Government Income Securities, Inc.		021, 166, 168, 171
7/1/04	Federated Government Income Trust		36, 102
7/1/04	Federated High Income Bond Fund, Inc.		242, 317, 630
Federated High Yield Trust
7/1/04		Federated High Yield Trust	038, 077, 113, 120
12/1/15		Federated Equity Advantage Fund	121,122
Federated Income Securities Trust:
7/1/04		Federated Capital Income Fund	244, 300, 312, 374, 631, 830
9/1/10		Federated Floating Rate Strategic Income Fund	112, 687, 693
9/1/15		Federated Enhanced Treasury Income Fund	118
7/1/04		Federated Fund for U.S. Government Securities	238, 309, 601
7/1/04		Federated Intermediate Corporate Bond Fund	303, 348
7/1/04		Federated Muni and Stock Advantage Fund	876, 887, 888, 889, 901
9/1/08		Federated Prudent DollarBear Fund	421, 424, 427
12/1/05		Federated Real Return Bond Fund	183, 184, 185
7/1/04		Federated Short-Term Income Fund	065, 161, 607, 638
Federated Index Trust:
7/1/04		Federated Max-Cap Index Fund	039, 281, 867, 895
7/1/04		Federated Mid-Cap Index Fund	151, 153
Federated Institutional Trust:
7/1/04		Federated Government Ultrashort Duration Fund	626, 891, 969, 840
7/1/04		Federated Institutional High Yield Bond Fund	900,221
6/1/05		Federated Short-Intermediate Total Return Bond Fund	063, 107, 114, 127
Federated Insurance Series:
7/1/04		Federated Managed Tail Risk Fund II	252, 928
7/1/04		Federated Managed Volatility Fund II	333
7/1/04		Federated Fund for U.S. Government Securities II	334
7/1/04		Federated High Income Bond Fund II	250, 336
7/1/04		Federated Kaufmann Fund II	953, 957
7/1/04		Federated Government Money Fund II	330, 402
7/1/04		Federated Quality Bond Fund II	921, 929
Federated International Series, Inc.:
7/1/04		Federated International Bond Fund	240, 316, 628
Federated Investment Series Funds, Inc.
7/1/04		Federated Bond Fund	198, 641, 642, 643, 655
Federated Managed Pool Series:
12/1/05		Federated Corporate Bond Strategy Portfolio	157
12/1/05		Federated High-Yield Strategy Portfolio	744
12/1/05		Federated International Bond Strategy Portfolio	742
12/1/14		Federated International Dividend Strategy Portfolio	569
9/1/14		Federated Managed Volatility Strategy Portfolio	770
12/1/05		Federated Mortgage Strategy Portfolio	743
Federated MDT Series:
7/31/06		Federated MDT All Cap Core Fund	210, 224, 226, 233
7/31/06		Federated MDT Balanced Fund	285, 296, 297, 314
7/31/06		Federated MDT Large Cap Growth Fund	265, 267, 269, 271,
7/31/06		Federated MDT Small Cap Core Fund	237, 245, 255,223
7/31/06		Federated MDT Small Cap Growth Fund	282, 283, 284, 346, 231
7/1/04	Federated MDT Stock Trust		019, 022, 043, 220
7/1/04	Federated Municipal Securities Fund, Inc.		243, 375, 384, 602
Federated Municipal Securities Income Trust:
7/1/04		Federated Michigan Intermediate Municipal Trust	145
6/1/06		Federated Municipal High Yield Advantage Fund	167, 170, 214, 310, 380
7/1/04		Federated New York Municipal Income Fund	209, 738
7/1/04		Federated Ohio Municipal Income Fund	164, 313
7/1/04		Federated Pennsylvania Municipal Income Fund	311, 842
6/1/16	Federated Prime Cash Collective Investment Fund		473,474,475,476, 477
7/1/04	Federated Short-Intermediate Duration Municipal Trust		024, 289, 291
7/1/04	Federated Total Return Government Bond Fund		647, 648, 234
Federated Total Return Series, Inc.:
7/1/04		Federated Mortgage Fund	835, 837
7/1/04		Federated Total Return Bond Fund	288, 328, 404, 405, 406, 893, 225
7/1/04		Federated Ultrashort Bond Fund	108, 218, 838
7/1/04	Federated U.S. Government Securities Fund: 1-3 Years		009, 079, 100
7/1/04	Federated U.S. Government Securities Fund: 2-5 Years		047, 192, 896
Federated World Investment Series, Inc.:
7/1/04		Federated Emerging Market Debt Fund	609, 610, 611, 831
7/1/04		Federated International Leaders Fund	103, 104, 105, 106, 110, 119
7/1/04		Federated International Small-Mid Company Fund	682, 695, 696, 697
Intermediate Municipal Trust:
7/1/04		Federated Intermediate Municipal Trust	078, 739
Money Market Obligations Trust:
7/1/04		Federated California Municipal Cash Trust	080, 083, 280, 800, 809, 810
12/1/04		Federated Capital Reserves Fund	806
7/1/04		Federated Connecticut Municipal Cash Trust	023, 811
7/1/04		Federated Florida Municipal Cash Trust	625, 698, 815
7/1/04		Federated Georgia Municipal Cash Trust	651
7/1/04		Federated Government Obligations Fund	005, 117, 385, 386, 395, 703, 805,7
7/1/04		Federated Government Obligations Tax-Managed Fund	636, 637, 613
12/1/04		Federated Government Reserves Fund	807, 970, 971, 972, 973
7/1/04		Federated Massachusetts Municipal Cash Trust	087, 823
7/1/04		Federated Institutional Prime 60 Day Fund	018, 126, 129
7/1/04		Federated Michigan Municipal Cash Trust	640, 802
7/1/04		Federated Minnesota Municipal Cash Trust	071, 081
7/1/04		Federated Institutional Money Market Management	058, 136, 219, 349
7/1/04		Federated Municipal Obligations Fund	820, 821, 833, 839, 852, 855, 858
12/1/04		Federated Municipal Trust	808
7/1/04		Federated New Jersey Municipal Cash Trust	116, 128, 824
7/1/04		Federated New York Municipal Cash Trust	012, 111, 825, 878
7/1/04		Federated North Carolina Municipal Cash Trust	321
7/1/04		Federated Ohio Municipal Cash Trust	174, 194, 801
7/1/04		Federated Pennsylvania Municipal Cash Trust	008, 150, 644
7/1/04		Federated Prime Cash Obligations Fund	851, 854, 857, 909, 911, 913, 914, 915
7/1/04		Federated Institutional Prime Obligations Fund	010, 143, 222, 396, 700
7/1/04		Federated Institutional Prime Value Obligations Fund	853, 856, 859
7/1/04		Federated Tax-Free Obligations Fund	015, 397
7/1/04		Federated Institutional Tax-Free Cash Trust	073,42
7/1/04		Federated Treasury Obligations Fund	068, 115, 398, 702, 862
7/1/04		Federated Trust for U.S. Treasury Obligations	052, 054, 059
7/1/04		Federated U.S. Treasury Cash Reserves	125, 632
7/1/04		Federated Virginia Municipal Cash Trust	286, 287, 898
7/1/04		Tax-Free Money Market Fund	295, 365
3/5/15	Institutional Fixed Income Fund		45

State Street Bank and Trust Company	By each of the Federated Funds set forth on Schedule A

By: /s/ Andrew Erickson	By: /s/ John W. McGonigle
Name: Andrew Erickson	Name: John W. McGonigle
Title: Executive Vice President	Title: Executive Vice President